                                                                  EXHIBIT 99.1

                                     INTERTEK INC.

                (A Wholly Owned Subsidiary of Testing Holdings USA, Inc.)

                                  Financial Statements

                                December 31, 1999 and 1998

                        (With Independent Auditors' Report Thereon)

                                    INTERTEK, INC.

                 (A Wholly Owned Subsidiary of Testing Holdings USA, Inc.)

                                 Financial Statements

                              December 31, 1999 and 1998

                                   Table of Contents


                                                                       PAGE
Independent Auditors' Report                                             1

Balance Sheets                                                           2

Statements of Operations                                                 3

Statements of Stockholder's Equity (Deficit)                             4

Statements of Cash Flows                                                 5

Notes to Financial Statements                                            6


[LETTERHEAD]

                               INDEPENDENT AUDITORS' REPORT

The Board of Directors
Intertek Inc.:


We have audited the accompanying balance sheets of Intertek Inc. (the "Company"), a wholly owned subsidiary of Testing Holdings USA, Inc., as of December 31, 1999 and 1998, and the related statements of operations, stockholder's equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in notes 1 and 11 to the financial statements, the accompanying financial statements exclude the assets, liabilities, revenues and expenses of Inchcape Testing Services International, Inc. ("ITS International"), a wholly owned subsidiary of the Company. Accordingly, the presentation is not intended to be a complete presentation of the Company's assets, liabilities, revenues and expenses.

In our opinion, the presentation of the financial statements referred to above presents fairly, in all material respects, the financial position of Intertek Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                  KPMG LLP

May 1, 2000

                                 INTERTEK INC.

              (A Wholly Owned Subsidiary of Testing Holdings USA, Inc.)

                                Balance Sheets

                           December 31, 1999 and 1998


                                                                               1999                1998
                                                                           ------------        ------------
                             ASSETS
Current assets:
  Cash                                                                     $    54,401              55,004
  Trade accounts receivable, net                                             1,636,269           3,396,115
  Due from affiliates, net                                                     741,640                  --
  Prepaid expenses                                                              43,910              54,023
                                                                           ------------        ------------
              Total current assets                                           2,476,220           3,505,142

Property and equipment, net                                                    123,871             147,597
Deposits                                                                        20,005              20,170
Goodwill, net                                                                       --           2,454,250
Other assets, net                                                                   --             441,011
                                                                           ------------        ------------
                                                                           $ 2,620,096           6,568,170
                                                                           ============        ============
         LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities:
  Cash overdraft                                                                40,600             255,900
  Trade accounts payable                                                        96,438             163,708
  Interest payable on long-term debt to affiliate                              191,346             295,644
  Due to affiliates, net                                                            --             106,852
  Accrued expenses                                                             227,306             383,609
                                                                           ------------        ------------
              Total current liabilities                                        555,690           1,205,713

Long-term debt, due to affiliate                                             3,342,365           3,342,365
                                                                           ------------        ------------
              Total liabilities                                              3,898,055           4,548,078
                                                                           ------------        ------------
Stockholder's equity:
  Common stock, $1 par value. Authorized 2,000 shares;
   issued and outstanding 200 shares in 1999 and 1998                              200                 200
  Contributed capital                                                        8,299,848           8,299,848
  Accumulated deficit                                                       (9,578,007)         (6,279,956)
                                                                           ------------        ------------
              Total stockholder's equity (deficit)                          (1,277,959)          2,020,092

Commitments and contingencies
                                                                           ------------        ------------
                                                                           $ 2,620,096           6,568,170
                                                                           ============        ============

See accompanying notes to financial statements.

                                  INTERTEK INC.

             (A Wholly Owned Subsidiary of Testing Holdings USA, Inc.)

                            Statements of Operations

                     Years ended December 31, 1999 and 1998


                                                          1999                  1998
                                                      ------------          ------------
Net sales                                             $ 8,058,864            11,569,256
Cost of revenues                                        5,473,778             8,079,858
                                                      ------------          ------------
     Gross profit                                       2,585,086             3,489,398

Selling, general and administrative expenses            2,605,171             3,223,290
Amortization of goodwill                                  509,833               666,840
Loss on impairment of goodwill                          2,385,441                    --
                                                      ------------          ------------
     Operating loss                                    (2,915,359)             (400,732)
                                                      ------------          ------------
Other expense - interest expense                          382,692               373,840
                                                      ------------          ------------
           Loss before income taxes                    (3,298,051)             (774,572)

Income taxes                                                   --                    --
                                                      ------------          ------------
           Net loss                                   $(3,298,051)             (774,572)
                                                      ============          ============


See accompanying notes to financial statements.

                                 INTERTEK INC.

             (A Wholly Owned Subsidiary of Testing Holdings USA, Inc.)

                   Statements of Stockholder's Equity (Deficit)

                      Years ended December 31, 1999 and 1998


                                                                                                                  TOTAL
                                                      COMMON         CONTRIBUTED         ACCUMULATED          STOCKHOLDER'S
                                                      STOCK            CAPITAL             DEFICIT           EQUITY (DEFICIT)
                                                 --------------    --------------      --------------        ----------------
Balances at December 31, 1997                    $         200         8,299,848          (5,505,384)              2,794,664

  Net loss                                                                                  (774,572)               (774,572)
                                                 --------------    --------------      --------------        ----------------
Balances at December 31, 1998                              200         8,299,848          (6,279,956)              2,020,092

  Net loss                                                                                (3,298,051)             (3,298,051)
                                                 --------------    --------------      --------------        ----------------
Balances at December 31, 1999                    $         200         8,299,848          (9,578,007)             (1,277,959)
                                                 ==============    ==============      ==============        ================


See accompanying notes to financial statements.

                               INTERTEK INC.

           (A Wholly Owned Subsidiary of Testing Holdings USA, Inc.)

                          Statements of Cash Flows

                   Years ended December 31, 1999 and 1998


                                                                                1999            1998
                                                                            ------------    ------------
Net cash provided by operating activities
  Net loss                                                                  $(3,298,051)       (774,572)
  Adjustments to reconcile net loss to net cash provided
    by (used in) operating activities:
    Depreciation and amortization                                               580,046         788,497
    Write-off of accounts receivable                                                 --          14,836
    Provision for losses on accounts receivable                                      --          79,928
    Impairment of goodwill                                                    2,385,441              --
    Increases (decreases) in cash resulting from changes in
      operating assets and liabilities:
      Accounts receivable                                                     1,759,846        (884,727)
      Due from affiliates                                                       410,096         883,263
      Prepaid expenses and other                                                 10,113          17,010
      Deposits                                                                      165          10,567
      Cash overdraft                                                           (159,462)        (23,839)
      Accounts payable                                                         (123,108)         94,449
      Accrued expenses and other                                               (156,303)       (152,600)
      Interest payable                                                         (104,298)       (144,992)
      Due to affiliates                                                        (106,852)       (576,960)
                                                                            ------------    ------------
           Net cash provided by (used in) operating activities                1,197,633        (669,140)
                                                                            ------------    ------------
Cash flows from investing activities:
  Purchases of property and equipment                                           (46,500)        (10,801)
                                                                            ------------    ------------
           Net cash used in investing activities                                (46,500)        (10,801)
                                                                            ------------    ------------
Cash flows from financing activities:
  (Advances) borrowings from affiliates, net                                 (1,151,736)        683,812
                                                                            ------------    ------------
           Net cash (used in) provided by financing activities               (1,151,736)        683,812
                                                                            ------------    ------------
           Net increase (decrease) in cash and cash equivalents                    (603)          3,871

Cash at beginning of year                                                        55,004          51,133
                                                                            ------------    ------------
Cash at end of year                                                         $    54,401          55,004
                                                                            ============    ============
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest                                    $   486,990         518,832
  Cash paid during the year for income taxes                                         --              --
                                                                            ============    ============


See accompanying notes to financial statements.

                              INTERTEK, INC.

            (A Wholly Owned Subsidiary of Testing Holdings USA, Inc.)

                        Notes to Financial Statements

                         December 31, 1999 and 1998

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

     (a)   DESCRIPTION OF BUSINESS

           Intertek Inc. (the "Company") is a wholly owned subsidiary of Testing Holdings USA, Inc., which is a subsidiary of Intertek Testing Services Limited, (the "parent"), a United Kingdom company which provides international quality assurance testing. The Company provides supply-based quality, procurement and technical services to help customers identify, solve, and prevent problems that stem from, or lead to, supplier and in-house defects, process malfunctions, or delivery errors. Headquartered in Centreville, Virginia, the Company's customer base is comprised of Fortune 50 companies in various industry sectors, including defense contractors, aerospace and aircraft, and telecommunications. The Company is economically dependent on its parent as described in note 3.

     (b)   BASIS OF FINANCIAL STATEMENT PRESENTATION

           The Company's balance sheets as of December 31, 1999 and 1998, and its related statements of operations, stockholder's equity (deficit), and cash flows for the years then ended, exclude the assets, liabilities, revenues and expenses of Inchcape Testing Services International, Inc. ("ITS International"), a wholly owned subsidiary of the Company, as the purchase agreement between the Company and Unitek Technical Services, Inc., described in note 11, does not include the sale of ITS International.

     (c)   REVENUE RECOGNITION

           The Company engages principally in fixed-rate labor hour and unit-price contracts. Revenue on fixed-rate labor hour and unit-price contracts is recognized as services are performed in accordance with terms of the contract.

     (d)   PROPERTY AND EQUIPMENT

           Computer equipment and software and office furniture and fixtures are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years.

     (e)   GOODWILL

           Goodwill, which represents the excess of purchase price over the estimated fair value of net tangible and identifiable intangible assets acquired by the parent in connection with its acquisition of the Company in October 1996, was amortized on a straight-line basis over the expected periods to be benefited of 20 years. The Company assesses the recoverability of goodwill by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the Company. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. Accumulated amortization of goodwill as of December 31, 1998, approximated $298,200. This asset was written off as of December 31, 1999 due to the impairment described in note 1 (j).

     (f)   OTHER ASSETS

           Other assets consists of the estimated fair value of a covenant-not-to-compete agreement entered into by the parent during its acquisition of the Company in October 1996. Pursuant to this agreement, Inchcape, PLC, the former parent company, agreed for a period of 3 years, not to be engaged or interested in any business which competed with the business of the Company in the United States. The cost of the covenant is being amortized on a straight-line basis over the 3 year term of the agreement. Accumulated amortization associated with this asset as of December 31, 1998 approximated $1,146,600. This asset was fully amortized as of December 31, 1999.

     (g)   ADVERTISING

           Advertising costs are expensed as incurred. Advertising costs approximated $47,200 and $50,900 during 1999 and 1998, respectively.

     (h)   INCOME TAXES

           Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

           For federal income tax purposes, the Company is included in the consolidated tax return filed by its parent. The Company is not reimbursed by the parent for income tax benefits the group received which are attributable to the Company's operations. For state tax purposes, the Company files separate income tax returns apart from its parent.

     (i)   USE OF ESTIMATES

           Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities as of the balance sheet dates and the reporting of revenue and expenses during the reporting periods to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     (j)   IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED
           OF

           The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

           During the year ended December 31, 1999, the Company recorded a loss due to impairment of goodwill of approximately $2,385,400, reducing this asset balance to zero. Based on the terms of the Asset Purchase Agreement described in note 11 and significant changes in the Company's relationship with a major customer during 1999, which led to substantial declines in revenues and operating cash flows, management performed an evaluation of the recoverability of its goodwill and concluded from the results of this evaluation that a significant impairment of this intangible asset had occurred. An impairment charge was required because estimated discounted future cash flows were less than the carrying value of the asset. Considerable management judgement is necessary to estimate fair value.

(2)  CONCENTRATIONS OF CREDIT RISK

     Approximately 55% and 70% of the trade accounts receivable before allowance at December 31, 1999 and 1998, respectively, were due from four customers. Four customers accounted for approximately 60% and 70% of the Company's net sales during 1999 and 1998, respectively.

(3)  RELATED PARTY TRANSACTIONS

     The Company's due to and due from affiliates consist of payables and receivables for services provided by Testing Holdings USA, Inc.'s centralized management group, as well as payables and receivables related to the Company's participation in a bank account pool with its affiliates. Centralized management group services include administration of the 401(k), employer and employee insurance, treasury function, and taxes; such costs are allocated to the Company based on its net sales relative to the net sales of affiliate subsidiaries of Testing Holdings USA, Inc. and approximated $122,000 and $121,000 during 1999 and 1998, respectively.

     In addition, the Company's due to and due from affiliates include the impact of resource sharing arrangements between the Company and its affiliates whereby the Company performs customer services on behalf of an affiliate or an affiliate performs customer services on behalf of the Company.

     Such arrangements are conducted at market terms and rates. The Company recognized revenue from affiliates approximating $135,600 and $193,100 during 1999 and 1998, respectively. The Company expensed approximately $131,700 and $834,100 during 1999 and 1998, respectively, for customer services performed by affiliates on the Company's behalf.

     The Company's interest payable on long-term debt and long-term debt relate to affiliate party transactions further described in note 7.


(4)  ACCOUNTS RECEIVABLE

     Accounts receivable as of December 31, 1999 and 1998, is comprised of the following:


                                                 1999            1998
                                             ------------    ------------
     Contract receivables:
       Billed                                $ 1,689,770       3,245,658
       Unbilled                                   83,690         286,735
                                             ------------    ------------
                Total contract receivables     1,773,460       3,532,393

     Less - allowance for doubtful accounts     (137,191)       (136,278)
                                             ------------    ------------
                Net accounts receivable      $ 1,636,269       3,396,115
                                             ============    ============


     Management expects the majority of unbilled receivables will be billed and collected during the next 12 months and has made an allowance for receivable amounts that it believes are not collectible.

(5)  PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1999 and 1998 consists of the following:


                                                 1999               1998
                                             ------------       ------------
     Computer equipment and software         $   520,785            474,285
     Office furniture and fixtures               349,795            401,421
                                             ------------       ------------
                                                 870,580            875,706
     Less accumulated depreciation              (746,709)          (728,109)
                                             ------------       ------------
                                             $   123,871            147,597
                                             ============       ============


(6)  LEASES

     The Company leases office space for an initial five-year term expiring in 2003 with an annual renewal thereafter. In addition, the Company leases certain office equipment and an automobile. Total rent expense associated with these leases for the years ended December 31, 1999 and 1998 approximated $265,500 and $271,500, respectively.

     Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1999 approximate:


                                                                    OPERATING
YEAR ENDING DECEMBER 31,                                             LEASES
                                                                 ---------------
       2000                                                      $     269,100
       2001                                                            271,500
       2002                                                            263,700
       2003                                                             45,000
       Thereafter                                                           --
                                                                 ---------------
           Total minimum lease payments                          $     849,300
                                                                 ===============

     The Company subleases certain office space under a 3-year lease agreement established on October 1, 1999. Sublease rental income in 1999 approximated $16,400.

     Future minimum sublease receipts under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1999 approximate:


                                                                    OPERATING
YEAR ENDING DECEMBER 31,                                             LEASES
                                                                 ---------------
       2000                                                      $      65,400
       2001                                                             65,400
       2002                                                             49,100
       Thereafter                                                           --
                                                                 ---------------
           Total minimum lease receipts                          $     179,900
                                                                 ===============

(7)  LONG-TERM DEBT

     In 1996, the Company entered into an intra-group financing agreement with Testing Holdings USA, Inc. (the U.S. holding company of Intertek Testing Services Limited, the parent company,) which transferred the liability for debt issued to acquire certain subsidiaries of Inchcape, PLC in November
1996, from the parent to the entities in the group on a pro rata basis. Borrowings under the financing agreement mature in November 2006, 10 years from the date of the borrowing. Upon maturity of the debt, the principal is to be repaid in full to Testing Holdings USA, Inc., so as to allow the holding company to fulfill the repayment of the principal portion of the debt. Interest on the borrowing accrues at an effective rate of 11.3%. Terms for payment of the interest by the Company are discretionary, based on available cash resources. The amount outstanding under this agreement was $3,342,365 at December 31, 1999 and 1998.

(8)  INCOME TAXES

     There was no current or deferred income tax expense for the year ended December 31, 1999 and 1998.

     Income tax expense differed from the amounts computed by applying the U.S. federal income tax rate of 35 percent to pretax income from continuing operations as a result of the following:


                                                                   1999            1998
                                                               ------------    ------------
Computed "expected" tax expense                                $(1,154,318)       (271,100)
Increase (reduction) in income taxes resulting from:
  Change in the beginning-of-the-year balance of the
   valuation allowance for deferred tax assets allocated
   to income tax expense                                            61,417         114,262
  Goodwill amortization and writedown                              834,904          46,794
  Utilization of losses for federal purposes by parent             243,632         123,599
  Other, net                                                        14,365         (13,555)
                                                               ------------    ------------
                                                               $        --              --
                                                               ============    ============

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1999 and 1998 are presented below.


                                                                           1999               1998
                                                                       ------------       ------------
Deferred tax assets:
  Accounts receivable, principally due to allowance for
    doubtful accounts                                                  $    54,876             54,511
  Accrued interest                                                          76,538            118,258
  Accrued expenses                                                          90,873            153,443
  Non-compete covenant                                                     500,988            366,921
  Net operating loss carryforwards                                          64,805             21,812
                                                                       ------------       ------------
              Total gross deferred tax assets                              788,080            714,945

Less valuation allowance                                                  (770,750)          (709,333)
                                                                       ------------       ------------
              Net deferred tax assets                                       17,330              5,612
                                                                       ------------       ------------
Deferred tax liabilities:
  Property and equipment                                                    17,330              5,612
                                                                       ------------       ------------
              Total gross deferred liabilities                              17,330              5,612
                                                                       ------------       ------------
              Net deferred tax asset                                   $        --                 --
                                                                       ============       ============

     The valuation allowance for deferred tax assets as of January 1, 1999 and 1998 was $770,750 and $709,333, respectively. The net change in the total valuation allowance for the years ended December 31, 1999 and 1998 was an increase of $61,417 and $114,262, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

     At December 31, 1999, the Company has net operating loss carryforwards for state income tax purposes of approximately $1,443,600 which are available to offset future state taxable income. The net operating loss carryforwards are not available for federal tax purposes because the Company files a consolidated federal income tax return with its parent and no tax sharing agreement exists.

(9)  EMPLOYEE BENEFIT PLANS

     The Company has a defined contribution savings plan under the provisions of Section 401(k) of the Internal Revenue Code. The plan is available to substantially all domestic employees. The Company matches employees' contributions at 50 percent of the first 4 percent of the employees' contributions. In addition, the Company's plan allows for a discretionary employer contribution of 2% of eligible employees contributions for the year. During the year ended December 31, 1999 and 1998, the Company contributed $21,100 and $66,100, respectively, to the plan.

(10) COMMITMENTS AND CONTINGENCIES

     The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position.

(11) SUBSEQUENT EVENT

     In February 2000, the Company entered into an Asset Purchase Agreement
     (APA) with Unitek Technical Services, Inc. and transferred substantially all of its operating assets to Unitek Technical Services, Inc. for $1,650,000. The operations of the Company's subsidiary, ITS International, were not subject to the APA.